Exhibit 10.18

Notice of Grant of Stock Options and Option Agreement	Greater Community Bancorp ID: 22-2545165 55 Union Boulevard Totowa, New Jersey 07512

[Grantee NAME]	Option Number:	XXXXXXXX
[Grantee ADDRESS]	Plan:	XXXX
	ID:	XXXXXXXXX

Effective XX/XX/200X, you have been granted a(n) Non-Qualified Stock Option to buy X shares of Greater Community Bancorp (the Company) stock at $XX.XXXX per share.

The total option price of the shares granted is $X,XXX.XX.

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended, which is attached and made a part of this document.

Greater Community Bancorp	Date

[Grantee SIGNATURE]	Date